UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 - 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2016, Aquinox Pharmaceuticals (Canada) Inc., a wholly owned subsidiary of Aquinox Pharmaceuticals, Inc., entered into a lease (the “Lease”) for office space for its corporate headquarters. The five-year lease between Aquinox Pharmaceuticals (Canada) Inc. and 560677 B.C. Ltd. is for approximately 10,946 square feet of office space. The initial term of the Lease is expected to commence on November 1, 2016. Aquinox Pharmaceuticals (Canada) Inc. will be obligated to pay approximately $252,000 in annual basic rent for each of the first two years, which shall increase to approximately $263,000 for the third year and $274,000 for each of the fourth and fifth years. In addition to the basic rent, Aquinox Pharmaceuticals (Canada) Inc. will be obligated to pay for additional taxes, operating costs, utilities, additional services and other amounts. Aquinox Pharmaceuticals, Inc. has agreed to indemnify the landlord for the default of Aquinox Pharmaceuticals (Canada) Inc. of its obligations under the Lease.

The foregoing description of the Lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1	Office Space Lease between 560677 B.C. Ltd. and Aquinox Pharmaceuticals (Canada), Inc. dated February 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

Date: February 10, 2016

INDEX TO EXHIBITS

Number	Description

10.1	Office Space Lease between 560677 B.C. LTD. and Aquinox Pharmaceuticals (Canada), Inc. dated February 5, 2016.